                                                                    EXHIBIT 99.1


[ENSTAR LOGO]                                                    PRESS RELEASE


Date:         March 16, 2006                     Contact:     Amy M. Dunaway
For Release:  Immediately                        Telephone:   (334) 834-5483


                 THE ENSTAR GROUP, INC. REPORTS YEAR-END RESULTS

         Montgomery, Alabama - March 16, 2006... The Enstar Group, Inc. ("Enstar" or the "Company") (Nasdaq:ESGR) today reported its earnings and financial position for the year ended December 31, 2005.

         Enstar reported net income of $19,045,000, or $3.25 per share (diluted), for the year ended December 31, 2005, compared to net income of $10,392,000, or $1.79 per share (diluted), for 2004. The change in net income was primarily attributable to increased earnings from its partially owned equity affiliate, Castlewood Holdings Limited, and increased interest and investment income. These increases were partially offset by increased income taxes and the absence in 2005 of the gain on the sale of the Company's interest in Green Tree Investment Holdings LLC and the extraordinary gain from Castlewood Holdings Limited in 2004.

          The Company's total assets were $185,220,000 at December 31, 2005, consisting primarily of $73,718,000 in cash, cash equivalents and certificates of deposit and $107,329,000 in ownership of operating businesses. Total assets were $158,977,000 at December 31, 2004. Shareholders' equity was $165,123,000 at December 31, 2005, up from $146,174,000 at December 31, 2004.

          Enstar continues to actively search for additional operating businesses that meet its acquisition criteria. The worldwide search is principally focused on the financial services industry.


                             THE ENSTAR GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                        Dec. 31,      Dec. 31,
                                                         2005          2004
                                                       --------      --------
                                                       (dollars in thousands)
                                                             (unaudited)

Total assets                                           $185,220      $158,977
                                                       ========      ========

Total liabilities                                      $ 20,097      $ 12,803
Total shareholders' equity                              165,123       146,174
                                                       --------      --------
Total liabilities and shareholders' equity             $185,220      $158,977
                                                       ========      ========

                                      MORE

                             THE ENSTAR GROUP, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME




                                                               Year Ended December 31,
                                                            ----------------------------
                                                                2005             2004
                                                            -----------      -----------
                                                           (dollars in thousands, except
                                                                  per share data)
                                                                   (unaudited)

Interest income                                             $     2,333      $       983
Other investment income                                           1,824               --
Earnings of partially owned equity affiliates                    26,513            8,348
Gain on sale of Green Tree                                           --            6,911
Other income                                                        402              498
General and administrative expenses                              (3,110)          (2,981)
                                                            -----------      -----------
Income before income taxes, minority interest and
         extraordinary gain                                      27,962           13,759
Income taxes                                                     (8,917)          (4,809)
                                                            -----------      -----------
Income before minority interest and extraordinary gain           19,045            8,950
Minority interest                                                    --           (2,973)
                                                            -----------      -----------
Income before extraordinary gain                                 19,045            5,977
Extraordinary gain, net of tax of $2,741                             --            4,415
                                                            -----------      -----------
Net income                                                  $    19,045      $    10,392
                                                            ===========      ===========
Comprehensive income                                        $    18,864      $    10,114
                                                            ===========      ===========
Weighted average shares outstanding - basic                   5,517,909        5,496,819
                                                            ===========      ===========
Weighted average shares outstanding - assuming dilution       5,856,144        5,800,993
                                                            ===========      ===========

Net income per common share - basic                         $      3.45      $      1.89
                                                            ===========      ===========
Net income per common share - assuming dilution             $      3.25      $      1.79
                                                            ===========      ===========


                                      * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include the following: the success of recently completed acquisitions; Enstar's ability to locate suitable acquisition targets to complement Enstar's current operating businesses; Enstar's dependence on executive officers, directors and other key personnel; and conflicts of interest which might prevent Enstar from pursuing desirable investment and business opportunities. Other important risk factors regarding Enstar are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference.

                                       ###